EXHIBIT 10.1

PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE MARKED BY ASTERISKS (“***”).

VISA U.S.A. INC.
VISA PROMOTIONAL AGREEMENT

Effective Date:
This agreement is effective upon full execution by both parties (“Effective Date”), but only if Visa has received from Merchant an executed counterpart of this agreement on or before November 1, 2011, otherwise this agreement shall not become effective.

Term of Agreement:	The term of this agreement shall be twelve (12) months from the Effective Date (“Term”), unless the agreement is terminated earlier in accordance with Section 5 of Schedule A.

Visa Contact:                                           ***
Visa Phone Number:                              ***
Visa Facsimile Number:                        ***

Merchant Contact:                                  David DeMedio
Merchant Phone Number:                     (610) 989-0340
Merchant Facsimile Number:              (610) 989-0344

This Visa promotional agreement (this “agreement”) is between VISA U.S.A. INC., a Delaware corporation, with its principal place of business at 900 Metro Center Boulevard, Foster City, California 94404 (mailing address P.O. Box 8999, San Francisco, CA 94128-8999) (“Visa”) and USA TECHNOLOGIES INC., a Pennsylvania corporation, with its principal place of business at 100 Deerfield Lane, Suite 140, Malvern, PA 19355 (“Merchant”).

Under a separate agreement with a Visa Member, Merchant accepts certain payment devices featuring a Visa-owned brand.

Visa operates a retail electronic payments network and desires to provide Merchant with incentives to encourage and reward Merchant for the growth of its acceptance of payment devices featuring a Visa-owned brand.

Merchant desires to receive the incentives offered by Visa.

The parties agree as set forth in this cover page and in all of the Schedules attached hereto.

AGREED:

VISA U.S.A. INC.		USA TECHNOLOGIES INC.
(“Visa”)		(“Merchant”)

By:	/s/ ***	By:	/s/ David M. DeMedio

Name:	***	Name:	David M. DeMedio

Title:	***	Title:	CFO

Date:	10/12/2011	Date:	10/7/2011

SCHEDULE A

STANDARD TERMS AND CONDITIONS

1.       DEFINITIONS.  In addition to any terms defined elsewhere in this agreement, the terms below have the following meanings for purposes of this agreement:

“Acquiring Member” refers to the Visa Member with which Merchant has entered into an agreement for the acceptance of payment products with a Visa-owned brand.

“Affiliates” refers to entities that during the Term, directly or indirectly, own or control a party, are owned or controlled by a party or are under common ownership or control with a party.  An entity (“Entity A”) has “control” over another entity (“Entity B”) if: (i) Entity A directly or indirectly owns, controls, or has the power to vote 50% or more of Entity B’s voting securities or voting membership interests; (ii) Entity A controls in any manner the election of a majority of the directors of Entity B; or (iii) Entity A directly or indirectly exercises a controlling influence over the management or policies of Entity B.

“Card” refers to a card and any other device, technology, or medium (including without limitation, key fobs, micro tags, and mobile phones) through which branded payment services are delivered.

“Cash Transactions” refers to convenience checks, balance transfers, and cash disbursements, including ATM and manual cash disbursements, point-of-sale cash back transactions and prepaid Card funding transactions.

“Change of Control” refers to the consummation by Merchant of a transaction or series of related transactions in which one or more of the following occurs: (i) any person becomes the beneficial owner, directly or indirectly, of 25% or more of Merchant’s then outstanding common stock or other outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body if such party is not a corporation); (ii) the sale, lease, exchange, or other disposition of 50% or more of all of Merchant’s consolidated assets; or (iii) consummation or approval by the shareholders of Merchant of a complete liquidation or dissolution or a plan of complete liquidation or dissolution of Merchant.

“Claims” refers to personal injury, property losses, damages (including lost profits or savings and indirect, incidental, consequential, exemplary, punitive, and special damages), losses, penalties, fines, suits, expenses, and costs (including attorney’s fees and investigation expenses).

“CPS” or “Custom Payment Services” refers to a Visa payment service that accommodates specific payment environments with an identifier that remains with the transaction throughout its life cycle.

“Debit Card” refers to a Card issued or approved for use to debit an asset account, such as a demand deposit account or savings account, whether authorization is based on signature or PIN, and including prepaid cards.

“EFTA” refers to The Electronic Fund Transfer Act, as amended.

“IRF” refers to the Interchange Reimbursement Fee, as such term is defined in the Visa Operating Regulations.

“Liability” refers to any liability under any theory or form of action whatsoever, in law or in equity, including, without limitation, contract or tort, including negligence, even if the party in question has been notified of the possibility of such damages, including, without limitation, liability for infringement of others’ intellectual property rights or any liability for Claims of third parties.

“Merchant Location” refers to any stand alone unattended vending or self-serve retail machine physically located in the Territory that is owned, operated or serviced by Merchant for which Merchant provides card payment functionality..

“MVV” or “Merchant Verification Value” refers to a value assigned by Visa used to identify participation in select merchant programs.

“Regulated Debit Card Transactions” refers to a ‘Debit Card’ (as such term is defined in Section 920(c)(2) of EFTA) transactions, but excluding transactions originated on the types of Cards listed in Sections 920(a)(6) and 920(a)(7)(A) of EFTA, and including transactions originated on the types of Cards listed in 920(a)(7)(B) of EFTA.

“Territory” refers to 50 United States of America and the District of Columbia.

“Visa Cards” refers to Visa Debit Cards and Visa Credit Cards.

“Visa Credit Card” refers to a Visa-branded consumer or business credit Card.

“Visa Credit Transaction” refers to a transaction originated on a Visa Credit Card, that contains the appropriate MVV, and that is routed for authorization, clearing, and settlement through VisaNet.

“Visa Debit Card” refers to a Visa-branded consumer or business Debit Card.

“Visa Debit-Routed Transaction” refers to a transaction originated on a Visa Debit Card, that contains the appropriate MVV, and that is routed for authorization, clearing, and settlement through VisaNet.

“Visa Member” refers to an entity that participates in Visa’s payment services as a member of Visa U.S.A. Inc. with rights and obligations defined in the Visa U.S.A. Inc. certificate of incorporation and bylaws and in the Visa Operating Regulations, and is authorized to operate one or more Visa programs subject to specific trademark license agreements and the Visa Operating Regulations.

“Visa Operating Regulations” refers to the operating regulations of Visa International, as amended from time to time (published at http://usa.visa.com/download/merchants/visa-international-operating-regulations-main.pdf).

 “VisaNet” refers to the systems and services through which Visa delivers authorization, clearing, and settlement services to Visa Members.

2.       REPRESENTATIONS AND WARRANTIES.

Merchant and Visa each warrants and represents to the other that: (i) it has full corporate power and authority to execute, deliver, and perform this agreement; (ii) the person signing this agreement on its behalf has been properly authorized and empowered to enter into this agreement; and (iii) this agreement is its legal, valid, and binding obligation and is enforceable against it in accordance with the terms contained in this agreement.  No party approval of advertising or other copy submitted by another will relieve the other’s responsibility under this Section.

3.       USE OF TRADE AND SERVICE MARKS.  Nothing in this agreement gives either party a license or other right to use the trademarks, service marks, trade dress, corporate name, logos, brands, copyrights, or other intellectual property of the other party.  Any such use shall require the prior written consent of the party that owns such intellectual property.

4.       CONFIDENTIALITY.

  (a)      Except as otherwise permitted under subsection (d), for the Term and a period of 3 years after the expiration or termination of this agreement, the party to whom disclosures are made (“Recipient”) shall:

     (i)      use the Confidential Information only for the purpose this agreement contemplates;

     (ii)     restrict disclosure of the Confidential Information to employee, contractors, subcontractors, agents, and consultants who are under an agreement for the protection of confidentiality; and legal, financial, and tax advisors of the Recipient and its Affiliates, all of the foregoing only to the extent each has a need to know (each, a “Permitted Party”);

     (iii)    not disclose the Confidential Information to any other person or entity apart from those described in paragraph (ii) above without the prior written consent of the party that disclosed the Confidential Information hereunder (“Discloser”);

     (iv)    advise those Permitted Parties who access the Confidential Information of their obligations with respect thereto; and

    (v)     copy the Confidential Information only as necessary for those Permitted Parties who are entitled to receive it, and ensure that all confidentiality notices are reproduced in full on such copies.

  (b)      Return of Confidential Information.  Confidential Information, including permitted copies, shall be deemed the property of the Discloser.  Promptly upon the written request of Discloser, the Recipient shall return all Confidential Information (or any designated portion thereof), including all copies thereof, to the Discloser or, if so directed by the Discloser, destroy such Confidential Information.  The Recipient also shall certify in writing that it has satisfied its obligations under this Paragraph within ten calendar days of a written request by the Discloser.

  (c)      Definition of Confidential Information and Need to Know.

    (i)      Subject to subsection (c)(ii), “Confidential Information” refers to: (A) the terms of this agreement; (B) any information or data disclosed by the Discloser which: (I) if in tangible form, is marked clearly as proprietary or confidential or (II) if oral, is identified as proprietary, confidential, or private on disclosure; and (C) any other business information, whether tangible or oral, which upon receipt by Recipient party should reasonably be understood to be confidential; provided, however, that such information or data is provided under or in contemplation of this agreement (including without limitation, the financial terms of the proposal that Visa provided to Merchant in order to facilitate Merchant’s internal evaluation of such proposal and the negotiations that led to this agreement); as used in paragraph (a)(ii) above, “need to know” means that the Permitted Party requires the Confidential Information to perform its responsibilities in connection with this agreement.

    (ii)     The term “Confidential Information” excludes information that Recipient can demonstrate: (A) is or becomes available to the public through no breach of this agreement; (B) was previously known by the Recipient without any obligation to hold it in confidence; (C) is received from a third party free to disclose such information without restriction; or (D) is independently developed by the Recipient without the use of Confidential Information of the Discloser.

  (d)     Exceptions. Either party may disclose Confidential Information: (i) if the other party provides its prior written approval or (ii) in response to a court order or a requirement of law, regulation, or a governmental body of the United States or any political subdivisions thereof, but only to the extent of and for the purposes of such order or requirement, and only if the Recipient first notifies the Discloser of the order and permits the Discloser to seek an appropriate protective order.  Notwithstanding the foregoing, either party may disclose this agreement as required by applicable law, regulation, or court order, or in certain legal proceedings to which the party or the party’s Affiliate is a party and may do so without prior notice to the other party provided that this agreement is designated as “Highly Confidential -- Outside Counsel’s Eyes Only” under the applicable protective order or is otherwise protected from disclosure to third parties by operation of law.

5.       EARLY TERMINATION.

  (a)      Material Breach.  If either party commits a material breach of its obligations under this agreement, the other party may terminate this agreement by giving the breaching party at least 30 calendar days’ written notice prior to the effective date of termination, except that any such notice shall not result in termination if the breaching party cures that breach before the 30-day period elapses. For purposes of this agreement, “material breach” means, with respect to a given breach, that a reasonable person in the position of the nonbreaching party would wish to terminate this agreement because of that breach. Upon provision of a termination notice by the non-breaching party pursuant to this section 5, both parties will engage in good faith negotiations to arrange for a mutually satisfactory transition to wind down any services or commitments that were reasonably and properly made by the parties in performance of this agreement, subject to any termination remedies provided for in this agreement.

  (b)      Automatic Termination.  This agreement shall terminate immediately and automatically in the event that Merchant is placed into receivership with a governmental entity, or a petition is filed by or against Merchant under applicable bankruptcy law seeking the liquidation of Merchant’s assets.

  (c)      Merchant Change of Control and Other Termination Rights.  Visa may terminate this agreement without liability if Merchant is subject to a Change of Control event whereby Merchant is controlled or acquired by a direct competitor of Visa.  Merchant shall give written notice to Visa promptly of the execution of an agreement that will result in such a Change of Control of Merchant.  Furthermore, either party may elect to terminate this agreement in accordance with any other termination rights set elsewhere in this agreement.

  (d)      Effect of Termination or Expiration.  All obligations and rights under this agreement shall cease immediately and automatically as of the effective date of termination of this agreement or its expiration, and any provision that by its terms expressly survives or needs to survive to give effect to its purpose shall also survive the termination or expiration of this agreement.

6.       TERRITORY; SCOPE; NO WARRANTIES; LIMITATION OF LIABILITY.

  (a)     This agreement applies only to transactions originated: (i) with Visa Cards issued in the Territory and (ii) at Merchant Locations in existence as of the Effective Date.  This agreement does not apply to any other Visa transactions.

  (b)     Merchant and Visa expressly acknowledge and agree that: (i) the sole objective of this agreement is for Visa to offer to Merchant the incentives described in Schedule B, subject to the terms and conditions in Schedules A, B, and C and (ii)  this agreement is not, and is not intended to be, an agreement for Visa to provide Merchant or any third party with products, processing, services, programs, specifications, standards, software, hardware, or firmware of any kind, whether in connection with the Visa Card transactions originated at Merchant and/or Merchant Locations or elsewhere or otherwise.

  (c)     Apart from the express obligations of Visa set forth in this agreement, Visa shall have no other obligation to Merchant.  Merchant’s sole and exclusive redress and right of recovery for Claims and Liability due to or arising from the products, processing, services, programs, specifications, standards, software, hardware, or firmware whether in connection with the Visa Card transactions originated at Merchant and/or Merchant Locations or elsewhere or otherwise, shall be against the Acquiring Member or any other Visa Member or non-Visa Affiliate through which Merchant participates in the Visa system.  Merchant understands and agrees that Visa shall bear no risk with respect to Merchant’s sales of its products and/or services.

 (d)           VISA DOES NOT MAKE OR GIVE UNDER THIS AGREEMENT, AND HEREBY EXPRESSLY DISCLAIMS, ALL WARRANTIES, REPRESENTATIONS, OR CONDITIONS, BOTH EXPRESS AND IMPLIED, ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM COURSE OF DEALING OR USAGE OR TRADE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY, REPRESENTATION, OR CONDITION OF MERCHANTABILITY, MERCHANTABLE QUALITY, OR FITNESS FOR ANY PURPOSE, PARTICULAR, SPECIFIC, OR OTHERWISE, OR ANY WARRANTY OF TITLE OR NON-INFRINGEMENT FOR ANY AND ALL PRODUCTS, PROCESSING, SERVICES, PROGRAMS, SPECIFICATIONS, STANDARDS, SOFTWARE, HARDWARE, OR FIRMWARE.

(e)           UNDER NO CIRCUMSTANCES (I) SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES EVEN IF IT HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, PROFITS OR BUSINESS; OR (II) EXCEPT FOR AMOUNTS DUE MERCHANT IN ACCORDANCE WITH SCHEDULE B, SHALL THE ENTIRE LIABILITY OF VISA UNDER THIS AGREEMENT, WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY, EXCEED $10,000.

7.      INDEMNIFICATION.

 (a)      Indemnities.  Each party to this Agreement shall indemnify, hold harmless, and defend (“Indemnifying Party”) the other party and its respective parents and Affiliates (and with respect to Visa, its member financial institutions), and their representatives, assigns, and successors in interest (“Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, amounts paid in settlement, judgments, assessments, penalties, fines, costs and expenses, attorney’s fees, and investigation expenses (“Damages”) arising from third party claims   arising out of, or resulting from: (i) the Indemnifying Party’s failure to comply with applicable laws, regulations, and/or rules in connection with the Indemnifying Party’s performance of its express obligations under this Agreement; (ii) the Indemnifying Party’s unauthorized use of Indemnified Party’s trademarks; (iii) negligent act or omission or willful misconduct of the Indemnifying Party or its representatives or subcontractors in the performance of its obligations hereunder, or (iv) material breach by the Indemnifying Party of any of its representations, warranties, express covenants, or obligations under this Agreement, all subject to the following provisions.

     (A)  With respect to any claim or threatened claim for which an Indemnified Party seeks indemnity hereunder from the Indemnifying Party, the Indemnified Party shall use all commercially reasonable efforts to mitigate any and all related Damages.

     (B)  Neither party will have liability for claims for indemnity that are not presented to the Indemnifying Party within one year of the occurrence first giving rise to the claim.

 (b)      Indemnification Procedures.

    (i) If a notice of commencement or threatened commencement of a claim or cause of action (“Claim”) is received by an Indemnified Party, the Indemnified Party shall use reasonable efforts to give notice thereof (“Indemnification Notice”) to the Indemnifying Party promptly, but no later than thirty (30) calendar days after the Indemnified Party’s receipt of the notice of commencement or threatened commencement of the claim or cause of action, but in any event no less than fifteen (15) calendar days before the date on which a response or summons in connection therewith is due.  The Indemnified Party’s failure to provide the Indemnification Notice within the time frame as provided herein shall not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party was materially prejudiced as a result of such failure.

                    (ii) Within fifteen (15) calendar days after the Indemnifying Party’s receipt of an Indemnification Notice, but in no event later than ten (10) calendar days before the date on which a response to a complaint or summons in connection therewith is due (as such date may be extended by agreement between the Indemnified Party or Indemnifying Party and counsel for the plaintiff), the Indemnifying Party shall notify the Indemnified Party, in writing, if the Indemnifying Party acknowledges its indemnification obligations and elects to assume control of the defense and settlement of such claim or cause of action (“Election Notice”).  If the Indemnifying Party delivers an Election Notice within the required time period, then the Indemnifying Party shall immediately take control of the defense and investigation of such claim or cause of action and select and engage counsel reasonably satisfactory to the Indemnified Party to handle and defend the claim or the cause of action, at the Indemnifying Party’s sole cost and expense.  If the Indemnifying Party fails to deliver an Election Notice within the required time period, or delivers an Election Notice within the required time period but does not promptly take control of the defense and investigation of such claim or cause of action and select and engage counsel reasonably satisfactory to the Indemnified Party to handle and defend the claim or cause of action within thirty (30) calendar days but no less than ten (10) calendar days before the date on which a response to a complaint or summons in connection therewith is due, then the Indemnified Party shall have the right to defend the Claim in such manner as it may deem appropriate, and if the Claim is one for which the Indemnifying Party is liable under this Agreement, at the sole cost and expense of the Indemnifying Party (including payment of any judgment or award and the costs of settlement or compromise of the claim or cause of action), and the Indemnifying Party shall promptly reimburse the Indemnified Party for all such costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the claim or the cause of action, all up to any limit on that liability under this Agreement.

     (iii) The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its counsel in the investigation, trial, and defense of such claim or cause of action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through the Indemnified Party’s own counsel or otherwise, in the investigation, preparation, trial and defense of such claim or cause of action; and any appeal arising therefrom.

     (iv) The Indemnifying Party shall not settle any claim or cause of action for which indemnity may be sought hereunder, without the Indemnified Party’s prior written consent.  The Indemnified Party agrees to not unreasonably withhold, delay or condition its consent to any such proposed settlement; provided that (i) such proposed settlement does not involve a remedy other than the payment of money by the Indemnifying Party; (ii) all plaintiffs or claimants agree to release unconditionally the Indemnified Party from any responsibility or liability with respect to the subject matter thereof and any related facts or circumstances; and (iii) the proposed settlement does not result in any harm to the Indemnified Party’s reputation.

8.       MISCELLANEOUS.

  (a)      Relationship of the Parties.  The parties are independent contractors and this agreement does not create a partnership, joint venture, employee/employer or other agency relationship between them.

  (b)      Assignments.  This agreement binds and benefits each of the parties and their respective permitted successors and assigns.  No party may assign or transfer, in whole or in part, any of its rights under this agreement, voluntarily or involuntarily, whether by operation of law or any other manner, except as expressly permitted in this section or with the prior written consent of the other party.  No party may delegate any performance under this agreement.  Subject to Visa’s prior written consent, which consent shall not be unreasonably withheld, Merchant may assign this agreement to a third party purchasing all or substantially all of Merchant’s assets.  Notwithstanding the foregoing, no consent shall be granted if the acquiring entity is a competitor of Visa or its Affiliates.  Any purported assignment of rights or delegation of performance in violation of this subsection 7(b) is void.  Notwithstanding the foregoing, Visa may assign this agreement to an Affiliate without Merchant’s consent.

  (c)      Notices. All notices and other communications to be given under this agreement shall be in writing and shall be deemed to have been given and received: (i) when personally delivered; (ii) 3 business days after mailing, postage prepaid, by certified mail; or (iii) 1 business day following dispatch by overnight delivery via a national or international courier service and, in each case, addressed to the party at the addresses set forth on the first page of this agreement (in the case of notices to Visa, a copy of any such notice shall also be delivered to the Visa U.S.A. Legal Department, in care of the same Visa address), unless a different address shall have been designated in writing.

  (d)     Governing Law.  This agreement and all proceedings arising out of or in connection with this agreement shall be governed by and interpreted according to the substantive laws of the State of Delaware, without regard to its choice of law or conflict of laws principles.

  (e)     Materials with Other Party’s Name and Trademarks.  All written and broadcast materials created by or for a party including, without limitation, advertisements, marketing materials, press releases, point of purchase signage, mailings, and any other signage which relate to the other party or any materials that contain the name or trademark of the other party are subject to the other party’s prior written approval which shall not be unreasonably withheld.

  (f)     Public Disclosures.  Either party may disclose the existence of this agreement without the consent of the other party, but unless otherwise permitted under Section 4(d) of this Schedule A neither party shall disclose the terms of this agreement.  Furthermore, subject to the foregoing, neither party shall issue an independent press release or make any other public announcement, whether written, oral or otherwise, with respect to this agreement without the prior written consent of the other party.

  (g)      Complete Agreement.  This agreement constitutes the entire agreement and understanding between Visa and Merchant with respect to their rights and obligations set forth herein, and there are no other agreements, representations, warranties, or understandings between Visa and Merchant with respect to such subject matter.  To the extent that any other agreement, written or verbal, appears to exist between the parties with respect to the subject matter hereof, this agreement supersedes any such agreement.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this agreement.  This agreement has been fully reviewed and negotiated by the parties and their respective counsel.

  (h)      Force Majeure.  Neither party shall be liable to the other party for any loss, damage, cost, delay, or failure to perform in whole or in part resulting from causes beyond such party’s control, including but not limited to fires, floods, storms, earthquakes, hurricanes, tornadoes, or other severe weather or climatic conditions; act of a public enemy, war, or terrorist attack, blockade, strikes, insurrections, riots, or requirements of any governmental authority.

  (i)      Severability.  If any provision of this agreement is determined to be invalid, illegal, or unenforceable, (i) the validity, legality, and enforceability of the remaining provisions of this agreement shall remain in full force and effect; and (ii) if the determination of such invalidity, illegality, or unenforceability has a significant effect, in the sole judgment of a party (the “Affected Party”), on the financial and/or commercial position of the Affected Party, the parties shall negotiate in good faith so as to replace each invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision which will, in effect, from an economic viewpoint, most nearly and fairly approach the effect of the invalid, illegal, or unenforceable provision; provided that both parties’ rights and obligations under this agreement shall cease, within 30 calendar days of the Affected Party notifying the other party that it wishes to renegotiate any such invalid, illegal, or unenforceable provision, if the parties are unable to reach a mutually acceptable agreement within those 30 calendar days.

  (j)      No Third Party Beneficiaries.  This agreement does not and is not intended to confer any rights or remedies upon any person or entity other than the signatories to this agreement. Only signatories to this agreement have enforceable rights and remedies under this agreement.

  (k)     Modifications and Waivers.  Any waiver of the provisions of this agreement or of a party’s rights or remedies under this agreement must be in writing to be effective.  Failure, neglect, or delay by a party to enforce the provisions of this agreement or its rights or remedies at any time shall not be construed and shall not be deemed to be a waiver of such party’s rights under this agreement and shall not in any way affect the validity of the whole or any part of this agreement or prejudice such party’s right to take subsequent action.

  (l)      Counterparts.  This agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The agreement may also be signed and transmitted by facsimile, with such signature to be treated as an original and the document transmitted to be considered to have the same binding effect as an original signature on an original document.  At the request of either party, any facsimile document shall be re-executed in original form by the parties who signed the facsimile document.

  (m)     Signature Dates.  In the event that Merchant returns an executed but undated copy of this agreement to Visa, Merchant agrees and authorizes Visa to insert the date of Visa’s receipt of the executed copy.

  (n)      No Party a Drafter; Titles and Subtitles.  No party shall be considered to be the drafter of this agreement or any provision hereof for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.  The titles and subtitles used in this agreement are for convenience only and are not to be considered in construing or interpreting this agreement.

  (o)      Taxes.  Merchant is responsible for any and all taxes which may be applicable to incentives, benefits, and funding it receives pursuant to Schedule B.

[End of Schedule A]

SCHEDULE B

1.	INCENTIVES.

Merchant may route any transaction initiated on a Visa Debit Card through any network enabled on such Card.

A)
Subject to the terms and conditions in this Section 1 of Schedule B and in the rest of this agreement, including without limitation Merchant’s continued compliance throughout the Term with all of its obligations under Schedule C:

(i)
Effective the earlier of October 14, 2011 or upon the  Acquiring Member systems being ready to process transactions with the Visa Promotional IRF’s, and continuing through October 13, 2012, Visa shall make available to the Acquiring Member the following Visa promotional IRF’s (collectively, the “Visa Promotional IRF’s”) for each of the following face-to-face and CPS-qualified transactions (per the Visa Operating Regulations) originated at the Merchant Locations:  *** (capped at $0.22 per transaction) (“Visa Debit Regulated Promotional IRF”) for each Visa Debit-Routed Transaction that is a Regulated Debit Card Transaction (“Eligible Visa Debit Regulated Transaction”)***.

For the avoidance of doubt, the Visa Debit Regulated IRF shall not exceed a cap of $0.22 per Eligible Visa Debit Regulated Transaction.

(ii)
if at the end of each of the three-month periods during the Term (each, an “Incentive Quarter”) Visa receives within 15 calendar days of the end of such Incentive Quarter a Quarterly Merchant Notification (defined in Section 3 of Schedule C) informing that *** (defined in Section 3 of Schedule C) during each such Incentive Quarter and if the total amount of the *** that Visa assessed the Acquiring Member solely in respect of Merchant’s operations (the ***) during  the Term is greater than ***, then Visa shall, no later than 45 days after the end of the Term, pay to Merchant the amount by which the *** applicable to such Incentive Quarter is greater than the *** (such amount that is greater than the ***); provided, however, Merchant has submitted to Visa no later than 20 calendar days of the end of such Incentive Quarter, for Visa’s reference, a copy of the invoice issued by the Acquiring Member to Merchant indicating the amount that the Acquiring Member charged to Merchant in connection with the *** for such Incentive Quarter (such amount that the Acquiring Member charged Merchant in connection with the ***, the ***).  For the avoidance of doubt, (A) Visa’s payment obligation to Merchant under this paragraph relates solely to the Excess over the ***; and (B) Visa has no payment obligations to Merchant under this agreement, or otherwise whatsoever for the *** the Acquiring Member Charged Merchant, including without limitation for any excess of the *** the Acquiring Member Charged Merchant over the ***.  Furthermore, if the *** as of *** increases in any manner at any time during the Term, the *** shall be automatically increased in the same proportion as such increase in ***.  As used in this agreement,  *** refers to the *** and which will be effective in *** (details of the *** are available to Merchant through the Acquiring Member).

B)
In the event: (i) Merchant discontinues acceptance, in whole or in part, of any or all Visa Cards (including, without limitation transactions initiated with contactless Visa Cards) at any Merchant Location at any time during the Term, as required in Section 1 of Schedule C; or, (ii) there is a *** at any time during the Term, Visa shall, upon 45 calendar days written notice to Merchant, stop making available systematically the ***, the Visa Debit Regulated Promotional IRF*** to the Acquiring Member for the *** the Eligible Visa Debit Regulated Transactions*** originated at the Merchant Locations.

2.	EXISTING AGREEMENT.

Visa and Merchant previously entered into a Visa Acceptance and Promotional Agreement effective as of August 16, 2010 (the “Prior Agreement”).  Visa and Merchant agree that the Prior Agreement shall be terminated in its entirety as of the Effective Date (defined in the first page of this agreement) and, notwithstanding anything to the contrary in the Prior Agreement, any funds received by Merchant under the Prior Agreement are not subject to clawback by Visa and all of the rights and obligations of Visa and Merchant under the Prior Agreement shall terminate as of the Effective Date.

 [End of Schedule B]

SCHEDULE C

1.     VISA ACCEPTANCE.

All Merchant Locations shall accept any and all Visa Cards (including, without limitation transactions initiated with contactless Visa Cards) at all times during the Term.  For clarity, the foregoing sentence: (i) does not require Merchant and/or Merchant Locations to adopt or use acceptance technology they do not use as of the Effective Date and (ii) is not intended to modify, and does not modify, the requirements related to the acceptance of Visa Cards in the Acceptance Agreement (defined in Section 4 below).  In the event that the acceptance of Visa Cards as required herein is discontinued at any time during the Term, in whole or in part, at any Merchant Location, Visa may at is sole discretion: (i) maintain this agreement as agreed upon by the parties; (ii) upon 30 days’ written notice to Merchant, suspend Visa’s obligations under Schedule B; or (iii) terminate this agreement upon 30 days’ written notice to Merchant.  In the event Visa chooses (ii), all of Visa’s obligations under Schedule B shall be suspended with respect to transactions occurring on and after the date that is 30 days following the date when the referenced Visa Card acceptance discontinuance first occurred, and shall not be reinstated unless and until the parties agree otherwise in a written and mutually signed amendment to this agreement.  In the event Visa chooses (iii), all of Visa’s obligations under Schedule B shall cease with respect to transactions occurring on and after the date that is 30 days following the date when the referenced Visa Card acceptance discontinuance first occurred.  Merchant shall instruct its Acquiring Member to: (a) provide all Visa Card acceptance in accordance with the Visa Operating Regulations and (b) include the assigned MVV in each transaction clearing record submitted to VisaNet.

2.	***.
If at any time during the Term the *** originated at Merchant Locations and authorized, cleared, and settled by a *** is *** will exist for such Incentive Quarter.

Within ten (10) calendar days of the end of the Start Date, an officer of Merchant shall notify Visa, in writing on Merchant letterhead: (i) whether or not a *** exists as of the Start Date and (ii) if a *** exists as of the Start Date, the amount of the applicable *** (the “Initial Merchant Certification”).  As used in this agreement, “Start Date” refers to the date when the Acquiring Member begins to process Eligible Visa Debit Regulated Transactions originated at the Merchant Locations with the Visa Debit Regulated Promotional IRF.

Within forty-five (45) calendar days of the end of each Incentive Quarter, an officer of Merchant shall notify Visa, in writing on Merchant letterhead: (i) whether or not a *** existed at any time during such Incentive Quarter and (ii) if a *** existed at any time during such Incentive Quarter, the amount of the applicable *** (the “Quarterly Merchant Certification”).

As used in this agreement:

*** for an Incentive Quarter refers, for each ***, to the *** assessed to the *** authorized, cleared, and settled by such *** occurring at all Merchant Locations during such Incentive Quarter, divided by the number of *** authorized, cleared, and settled by such *** occurring at all Merchant Locations during such Incentive Quarter.

3.	MERCHANT DISCOUNT RATE; ACQUIRING MEMBER IMPLEMENTATION.

Merchant acknowledges and agrees that: (i) Visa does not set the merchant discount rate charged to Merchant by the Acquiring Member for Visa transactions, and that such discount rate is determined entirely through a separate agreement between Merchant and the Acquiring Member; (ii) it is Merchant’s sole responsibility to engage with the Acquiring Member and negotiate its merchant discount rate and other fees related to the acceptance of Visa Cards; (iii) it is Merchant’s sole responsibility to engage with the Acquiring Member to ensure the Acquiring Member’s systems are capable of accepting and processing the systemic application of the promotional IRF’s for transactions generated at Merchant Locations; (iv) in order for Merchant to enjoy the benefits of the promotional IRF’s, the Acquiring Member’s systems must be adjusted to be capable of accepting and processing the systemic application of the promotional IRF’s for transactions generated at Merchant Locations; and (v) Visa is not responsible to Merchant for any expenses or fees the Acquiring Member may assesses to Merchant in connection with the adjustments to the Acquiring Member’s systems that are required in order for such systems to accept and process the systemic application of the promotional IRF’s for transactions generated at Merchant Locations or for any expenses caused by a delay in the Acquiring Member to make any such adjustments.

4.     COMPLIANCE.

Merchant warrants and represents to Visa that Merchant shall comply with the terms and conditions of the acceptance agreement, as amended from time to time, between itself and its Acquiring Member (“Acceptance Agreement”) that relate to the adherence to the Visa Operating Regulations.  Merchant agrees not to impose any fees to cardholders for any Visa Card transactions.

5.     MERCHANT VERIFICATION VALUE.

Merchant acknowledges and agrees that only Visa Card transactions and/or Interlink Card transactions that: (i) are routed for authorization, clearing, and settlement through VisaNet and (ii) contain the assigned MVV and are processed by the Included Acquirers are eligible for the incentives described in Schedule B.  Transactions that do not meet the foregoing criteria are not eligible to any of the incentives described in Schedule B.

6.     CISP/PCI COMPLIANCE.

Merchant warrants and represents to Visa that Merchant and its service providers involved in processing, storing, transmitting, and/or handling any cardholder or transaction information (“Service Providers”) are as of the Effective Date, in compliance with the Payment Card Industry Data Security Standard in accordance with the Visa Cardholder Information Security Program (“CISP”) as described at www.visa.com/cisp or at a successor URL, as such standard may be amended from time to time (“PCI Standard”).  In the event that, at any time during the Term, Merchant and/or its Service Providers fail to meet the PCI Standard in a material manner, Visa may at is sole discretion: (i) upon 30 days’ written notice to Merchant, suspend Visa’s obligations under Schedule B; or (ii) terminate this agreement upon 30 days’ written notice to Merchant.  In the event Visa chooses (i), Visa’s obligations under Schedule B shall be suspended with respect to transactions occurring on and after the date that is 30 days following the date when Merchant first failed to meet the PCI Standard in a material manner, and shall not be reinstated unless and until the parties agree otherwise in a written and mutually signed amendment to this agreement.  In the event Visa chooses (ii), all of Visa’s obligations under Schedule B shall cease with respect to transactions occurring on and after the date that is 30 days following the date when Merchant first failed to meet the PCI Standard in a material manner.

7.     PROMOTION OF VISA PRODUCTS AND ACCEPTANCE.

Throughout the Term, Merchant shall promote Visa in all payment channels in accordance with the terms of this agreement.  Merchant agrees that all marketing materials will list Visa in a more prominent position at the point of sale.  A “more prominent position” means that the Visa acceptance logo will be displayed either: (a) at the top of any list of payment service brands; (b) to the left of list if the list of payment service brands is displayed horizontally; or (c) in other manners as mutually agreeable to both parties.  Merchant further agrees that throughout the Term it will provide Visa with equal or better support for Visa products and services, including but not limited to ReadyLink, partial authorization, auto substantiation and Visa PayWave contactless.

8.     CPS QUALIFICATION.

Merchant agrees to maintain its Custom Payment Service qualification level and to maintain or improve upon its fraud and chargebacks levels in effect as of the date of full execution of this agreement.  Should Merchant’s CPS qualification level, fraud levels, or chargeback levels materially deteriorate during the Term, Merchant will be deemed to be in material breach of this agreement, and Visa may terminate this agreement upon written notice to Merchant.

 [End of Schedule C]